SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): JULY 13, 1998 (JULY 1, 1998)

                             HENLEY HEALTHCARE, INC.
             (Exact name of registrant as specified in its charter)

                                      TEXAS
                 (State or other jurisdiction of incorporation)

               0-21054                                76-0511324
        (Commission File Number)            (IRS Employer Identification No.)

  120 INDUSTRIAL BOULEVARD, SUGAR LAND, TEXAS            77478
    (Address of principal executive offices)           (Zip Code)

       Registrant's telephone number, including area code: (281) 276-7000

                                 NOT APPLICABLE

          (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

        On July 1, 1998, Henley Healthcare, Inc., a Texas corporation (the "Company"), sold in a private placement 2,500 units consisting of (i) one share of the Company's Series B Convertible Preferred Stock, par value $.10 per share (the "Preferred Shares"), convertible into shares of the Company's common stock, par value $.01 per share (the "Common Stock"), and (ii) a warrant to acquire 50 shares of Common Stock, for a purchase price of $1,000 per unit, to Zanett Lombardier, Ltd. (the "Purchaser"), an accredited investor. The Preferred Shares bear no dividend, and the holders of the Preferred Shares are not entitled to receive any dividends on the Preferred Shares. The Preferred Shares are convertible into the Company's Common Stock at the lesser of (i) 87% of the average closing bid price for the Company's Common Stock as reported by Nasdaq for any three consecutive trading days chosen by the holder of the Preferred Shares during the period beginning on the twentieth day prior to the conversion date for such conversion and ending on such conversion date, or (ii) 110% of the five day average closing bid price for the Company's Common Stock on July 1, 1998; PROVIDED; HOWEVER, that the conversion price shall not be less than $3.50 only if the Company meets certain quarterly and annual revenue and net income tests in the future. The warrants have an exercise period of 40 months and an exercise price of $6.00 per share. The placement agent, The Zanett Securities Corporation, received a commission of 6% and a nonaccountable expense allowance of 1.5% of the funds raised, as well as warrants to acquire 67,308 shares with the same terms as the warrants sold to the Purchaser. The Company has agreed to file a registration statement covering the resale of the shares of Common Stock issuable upon the conversion of the Preferred Shares and exercise of the warrants sold to the Purchaser and issued to the placement agent as described above.

        Pursuant to the terms of the Statement of Designation of Rights and Preferences of the Series B Preferred Stock, the Company is not required to issue shares of its Common Stock on conversion of the Preferred Stock unless such shares have been approved for listing on the exchange or market on which the Common Stock is trading. In such an event, until the Company obtains the requisite shareholder approval, the Company is not obligated to issue shares in excess of the amount of shares which does not require shareholder approval, which under the Nasdaq SmallCap rule is 20% of the Company's outstanding Common Stock. Therefore, until the Company receives shareholder approval, the Preferred Stock will not be convertible into more than the number of shares of Common Stock which may be listed under the Nasdaq SmallCap Rules without obtaining shareholder approval. The Company has agreed to obtain shareholder approval for the issuance of the Preferred Stock subsequent to the closing in order to eliminate this limit on the shares issuable on conversion of the Preferred Stock.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (c)    EXHIBITS.

        The following exhibits, from which schedules and exhibits have been omitted and will be furnished to the Commission upon its request, are filed with this report on Form 8-K.

3.1 -- Statement of Designation of Rights and Preferences of the Series B Convertible Preferred Stock of Henley Healthcare, Inc.

4.1 -- Registration Rights Agreement dated as of July 1, 1998, by and among Henley Healthcare, Inc., Zanett Lombardier, Ltd. and The Zanett Securities Corporation.

4.2               -- Form of Stock Purchase Warrant

10.1 -- Securities Purchase Agreement dated as of July 1, 1998, between Henley Healthcare, Inc. and Zanett Lombardier, Ltd.

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
                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          HENLEY HEALTHCARE, INC.

                                          By: /s/ DAN D. SUDDUTH
                                                  Dan D. Sudduth,
                                              EXECUTIVE VICE PRESIDENT

July 10, 1998

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
                                    EXHIBITS

 EXHIBIT
   NO.

3.1 -- Statement of Designation of Rights and Preferences of the Series B Convertible Preferred Stock of Henley Healthcare, Inc.

4.1 -- Registration Rights Agreement dated as of July 1, 1998, by and among Henley Healthcare, Inc., Zanett Lombardier, Ltd. and The Zanett Securities Corporation.

4.2            -- Form of Stock Purchase Warrant

10.1 -- Securities Purchase Agreement dated as of July 1, 1998, between Henley Healthcare, Inc. and Zanett Lombardier, Ltd.

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